Exhibit 10.2

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                                               November 14, 2006

         ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (the "AAR"), dated November 14, 2006, is among Bank of America, National Association, a national banking association having an office at 100 North Tryon Street, Charlotte, North Carolina 28255 (the "Assignor"), Asset Backed Funding Corporation, a Delaware corporation having an office at 214 North Tryon Street, Charlotte, North Carolina 28255 (the "Assignee"), and Option One Mortgage Corporation, a California corporation having an office at 3 Ada, Irvine, California 92618-2304 (the "Company").

         For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1. Reference is made to that certain Flow Sale and Servicing Agreement (the "Flow Sale Agreement"), dated as of July 28, 2006, by and among the Assignor, the Company, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6, Option One Owner Trust 2005-7, Option One Owner Trust 2005-8 and Option One Owner Trust 2005-9, and the Memorandum of Sale (the "Memorandum of Sale," and together with the Flow Sale Agreement, the "Transfer Agreements"), dated September 27, 2006 (the "Original Closing Date"), among the Assignor and the Company, pursuant to which the Assignor purchased the mortgage loans listed on Exhibit A hereto (the "Mortgage Loans").

         2. The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Purchaser, under the Transfer Agreements in respect of the Mortgage Loans, including but not limited to the representations and warranties made by the Company in Sections 3.01 and
3.03 of the Flow Sale Agreement and the remedy provisions set forth in Section
3.04 of the Flow Sale Agreement. The Assignor specifically reserves and does not assign to the Assignee hereunder (i) the Assignor's rights under Section 3.06 of the Flow Sale Agreement, (ii) the Assignor's right to indemnity pursuant to Sections 3.04, 8.01, 9.05 and 12.14 of the Flow Sale Agreement and (iii) the right to receive the amount specified in the last sentence of Section 2.03(e) of the Pooling and Servicing Agreement.

         Notwithstanding the foregoing, the Company and the Assignee acknowledge that in the event the Assignor repurchases any Mortgage Loan or otherwise performs any other obligation under the Mortgage Loan Purchase Agreement (as defined below) that is also the obligation of the Company under the Transfer Agreements, the Assignor shall be deemed to have retained its right to enforce such obligation against the Company to the extent it has performed such obligation. In addition, notwithstanding any provision in this AAR to the contrary, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under any Mortgage Loans subject to the Transfer Agreements other than the Mortgage Loans that are listed on Exhibit A hereto.

         3. The Company hereby agrees that the repurchase price with respect to any Mortgage Loan repurchased pursuant to the Flow Sale Agreement (other than Section 3.05 of the Flow Sale Agreement) shall be the "Purchase Price" set forth in the Pooling and Servicing Agreement.

         4. The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor in respect of the Mortgage Loans in the Custodial Agreement (the "Custodial Agreement"), dated as of July 28, 2006, by and between the Assignor and Wells Fargo Bank, N.A.

         5. The Assignor has sold, assigned, set over, and otherwise conveyed its rights in, to and under the Mortgage Loans delivered under the Transfer Agreements to the Assignee pursuant to that certain Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of October 1, 2006, by and between the Assignee, as purchaser, and the Assignor, as seller.

         6. The Assignee has further assigned its rights in, to and under (i) this AAR and (ii) the Mortgage Loans delivered to Wells Fargo Bank, N.A., as trustee (the "Trustee"), pursuant to that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2006, among the Assignee, as depositor, the Company and the Trustee.

         7. The Assignor represents and warrants to, and covenants with, the Assignee that:

                  a. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Transfer Agreements or the Mortgage Loans;

                  b. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans and all of its interests, rights and obligations under the Transfer Agreements free from any and all claims and encumbrances whatsoever. Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note related to any Mortgage Loan or the related Mortgage or any interest or participation therein;

                  c. The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage related to any Mortgage Loan, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage related to any Mortgage Loan, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission;

                  d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "Securities Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto;

                  e. The Assignor has not taken any action that would serve to impair or encumber the Assignor's ownership interest in any Mortgage Loan since the related Original Closing Date; and

                  f. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Transfer Agreements, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Transfer Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Transfer Agreements or the Mortgage Loans.

         8. The Assignee represents and warrants to, and covenants with, the Assignor and the Company pursuant to Section 12.11 of the Flow Sale Agreement that:

                  a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of Section 3.04 of the Flow Sale Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as purchaser thereunder;

                  b. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

                  c. Either (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan ("Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code; and

                  d. The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Flow Sale Agreement is:

                           Asset Backed Funding Corporation
                           214 North Tryon Street, 21st Floor
                           Charlotte, North Carolina  28255
                           Attention: ABFC 2006-OPT3

         9. The Company represents and warrants to the Assignor and the Assignee and covenant, acknowledge and agree that, as of the date hereof:

                  a. The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B and Exhibit C are true, accurate and complete copies of the Flow Sale Agreement and the Custodial Agreement, respectively, and all amendments and modifications, if any, thereto, (ii) neither the Flow Sale Agreement nor the Custodial Agreement has been amended or modified in any respect, except as set forth in this Agreement, and (iii) no notice of termination has been given to the Company under the Flow Sale Agreement;

                  b. The Company represents and warrants that through the date hereof the Company has serviced the Mortgage Loans in accordance with the terms of the Flow Sale Agreement; and

                  c. The representations and warranties set forth in Section
3.01 of the Flow Sale Agreement are made by the Company as of the date hereof.

         10. It is the intention of the Assignor, the Company and the Assignee that Sections 3.03 and 3.04 of the Flow Sale Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

         11. From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Flow Sale Agreement, the terms of which are incorporated herein by reference. In connection therewith the Company shall provide the Assignee on a timely basis with all information and reports which shall be required to permit the Assignee or its designee to comply with the informational and reporting requirements of Regulation AB under the Securities Act.

         12. Capitalized terms used but not defined herein shall have the respective meaning ascribed thereto in the Mortgage Loan Purchase Agreement.

                               [Signatures Follow]

         IN WITNESS WHEREOF, the parties have caused this AAR to be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION       ASSET BACKED FUNDING CORPORATION
Assignor                                    Assignee

By: /s/ Daniel B. Goodwin                   By: /s/ Bruce W. Good
   ----------------------------------          ---------------------------------

Name: Daniel B. Goodwin                     Name: Bruce W. Good

Its: Principal                              Its: Principal

Acknowledged as of the date first above written

OPTION ONE MORTGAGE CORPORATION

Company

By: /s/ Deborah K. Lonergan
   -------------------------------------

Name: Deborah K. Lonergan
     -----------------------------------

Its: Assistant Secretary
    ------------------------------------

                                    EXHIBIT A

                             [Intentionally Omitted]

                                    EXHIBIT B

                             [Intentionally Omitted]

                                    EXHIBIT C

                             [Intentionally Omitted]

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